Exhibit 10.17

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “First Amendment”), dated as of November 26, 2002 is made by and between Marlborough Campus Limited Partnership, a Massachusetts limited partnership (“Landlord”), and 3Com Corporation, a Delaware corporation (“Tenant”).

BACKGROUND

WHEREAS, Landlord and Tenant entered into a lease (the “Lease”) dated as of November 26, 2002, pursuant to which Landlord leased to Tenant certain space located in Marlborough, Massachusetts; and

WHEREAS, through a mutual mistake, the Lease omitted certain provisions to which the parties had agreed and the parties wish to amend to the Lease to add said provisions.

AGREEMENTS

NOW THEREFORE, in consideration of the mutual covenants and conditions of the parties set forth in the Lease and this First Amendment, and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

1.         Defined Terms. Capitalized terms used in this First amendment and not otherwise defined herein shall have the meanings set forth in the Lease.

2.         Transition Period. Landlord and Tenant agree that Section 1.1.1 of the Lease, is amended as follows: the words “sixty (60)” in the second line of said Section are hereby deleted and replaced with “ninety (90)”, with respect to the duration of the Transition Period.

3.         Additional Rent for Interim Premises. A new section 4.9 shall be added to the Lease to read as follows:

“4.9 Additional Rent for Interim Premises. Notwithstanding anything to the contrary contained herein, in addition to all other sums payable pursuant to this Lease, commencing on the sixty-first day after the Commencement Date and continuing until such time as Tenant has vacated the Interim Premises in accordance with the provisions of Section 1.1.1., above, Tenant shall pay to Landlord, as Additional Rent, the sum Landlord reasonably estimates for utility usage for the Interim Premises”.

4.         Lease Ratified and Confirmed. Except as specifically modified hereby, the Lease shall remain unmodified and in full force and effect. In the event of any inconsistency between the terms and conditions of this First Amendment and the terms and conditions of the Lease, the terms and conditions of this First Amendment shall govern.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”

MARLBOROUGH CAMPUS LIMITED
PARTNERSHIP

By: Bergen of Marlborough, Inc., general partner

By:	/s/ signature illegible

Its:	Vice President

“Tenant”

3COM CORPORATION, a Delaware Corporation

Attest:	By:	/s/ Mark Michael

By: /s/ LaLonda Hanson	Name:	Mark Michael

Name: LaLonda Hanson	Title:	Senior Vice President

Title:	Executive Legal Assistant	(Corporate Seal)